SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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[_]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Donaldson Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DONALDSON COMPANY, INC.

1400 West 94th Street
Minneapolis, Minnesota 55431-2370
www.donaldson.com

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

TIME:	1:00 p.m. (CST) on Friday, November 17, 2006
PLACE:	Donaldson Company, Inc. Corporate Offices, 1400 West 94th Street, Minneapolis, Minnesota.
ITEMS OF BUSINESS:	(1) To elect three directors;
(2) To ratify appointment of PricewaterhouseCoopers LLP as Donaldson Company’s independent registered public accounting firm for fiscal year 2007; and
(3) To act on any other business that properly comes before the meeting.
RECORD DATE:	You may vote if you are a stockholder of record at the close of business on September 21, 2006.
PROXY VOTING:	It is important that your shares be represented and voted at the Annual Meeting. Please follow the instructions provided with your proxy card and promptly vote your proxy by telephone, internet or by signing and returning the enclosed proxy card. Your support is appreciated, and you are cordially invited to attend the Annual Meeting.
PLEASE PROMPTLY VOTE YOUR PROXY TO SAVE US THE EXPENSE OF ADDITIONAL SOLICITATION.

By Order of the Board of Directors

Norman C. Linnell Secretary

Dated: October 9, 2006

i

DONALDSON COMPANY, INC.
1400 West 94th Street
Minneapolis, Minnesota 55431

PROXY STATEMENT
Mailing Date:   October 9, 2006

PROPOSALS YOU ARE ASKED TO VOTE ON

Item No. 1
Election of Directors
        Three current directors, Jack W. Eugster, John F. Grundhofer, and Admiral Paul David Miller (Ret.), are recommended for election to the Board of Directors at the annual meeting. Information on the nominees is provided on page 7. Directors are elected for a three-year term so that approximately one-third are elected at each annual meeting of stockholders.

The Board of Directors unanimously recommends a vote FOR each director nominee.

Item No. 2
Ratification of the Appointment of Independent Registered Public Accounting Firm
        The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as Donaldson Company’s independent registered accounting firm to audit the Company’s consolidated financial statements for fiscal year 2007, and is requesting ratification by the stockholders.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Donaldson Company’s independent registered accounting firm for fiscal year 2007.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this Proxy Statement?

A:	Because the Board of Directors of Donaldson is soliciting proxies for use at the annual meeting to be held on November 17, 2006 and you are a Donaldson stockholder as of the close of business on the record date of September 21, 2006. Only stockholders of record are entitled to vote at the annual meeting and the Board of Directors is soliciting your proxy to vote at the meeting. We had 80,772,450 shares of common stock outstanding as of close of business on the record date. Each share entitles its holder to one vote, and there is no cumulative voting.

This Proxy Statement summarizes the information you need to know to vote. We first mailed the Proxy Statement and proxy card to stockholders on or about October 9, 2006.

Q:	What am I voting on and what does the Board recommend?

A:	1. The election of three directors; and

2.	The ratification of the appointment of our independent registered public accounting firm for fiscal year 2007.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Q:	How do I vote if I am a stockholder of record?

A:	If you are a stockholder of record you may vote using any ONE of the methods set forth on your enclosed proxy card:

1.	VOTE BY PHONE TOLL FREE 1-800-690-6903 QUICK *** EASY *** IMMEDIATE

2.	VOTE BY INTERNET —http://www.proxyvote.com

3.	VOTE BY PROMPTLY MAILING YOUR PROXY CARD — COMPLETE AND SIGN

4.	VOTE BY CASTING YOUR VOTE IN PERSON AT THE MEETING

If you participate in the Donaldson Dividend Reinvestment Program open to all stockholders and administered by the transfer agent, your shares in that program have been added to your other holdings and included on your proxy card.

If you participate in the Donaldson Employee Stock Purchase Program administered by the transfer agent, your shares in that program have been added to your other holdings and included on your proxy card.

Q:	How do I vote if I hold stock through a Donaldson employee benefit plan?

A:	We have added the shares of common stock held by participants in Donaldson’s employee benefit plans to the participants’ other holdings shown on their proxy cards. Donaldson’s employee benefit plans are the Employee Stock Ownership Plan, the PAYSOP, and the Donaldson Company, Inc. Retirement Savings Plan (the “401(k) Plan”).

If you hold stock through Donaldson’s employee benefit plans, voting your proxy using one of methods 1–3 above also serves as confidential voting instructions to the plan trustee, Fidelity Management Trust Company (“Fidelity”). Fidelity will vote your employee benefit plan shares as directed by you provided that your proxy vote is RECEIVED BY NOVEMBER 14, 2006.

Fidelity also will vote the shares allocated to individual participant accounts for which it has not received instructions, as well as shares not so allocated, in the same proportion as the directed shares are voted.

Q:	How do I vote if my shares are held in a brokerage account in my broker’s name (i.e., street name)?

A:	If your shares are held in a brokerage account in your broker’s name (street name), you should follow the voting directions provided by your broker or nominee. If you do so, your broker or nominee will vote your shares as you have directed.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts with banks or stockbrokers or with the transfer agent. PLEASE VOTE ALL OF YOUR SHARES.

Q:	What if I change my mind after I vote my shares?

A:	You can revoke your proxy at any time before it is voted at the meeting by:

1.	Sending written notice of revocation to the Company Secretary;

2.	Submitting a properly signed proxy card with a later date;

3.	Voting by telephone or internet at a time following your prior telephone or internet vote; or

4.	Voting in person at the annual meeting.

Q:	How are the votes counted?

A:	For item (1), the election of directors, you may 1) vote for all of the nominees, 2) withhold your vote from all of the nominees or 3) withhold your vote from a specifically designated nominee. For item (2), the ratification of the appointment of our independent registered public accounting firm, you may vote (or abstain) by choosing For, Against or Abstain.

If you abstain from item (2), your shares will be counted as present at the meeting for the purposes of determining a quorum, and they will be treated as shares not voted on the specific proposal.

If you hold shares in street name and do not provide voting instructions to your broker, your broker will not vote your shares on any proposal where the broker does not have discretionary authority to vote. In such a situation, the shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to the matter requiring discretionary authority. New York Stock Exchange Rules permit brokers discretionary authority to vote on items (1) and (2), if they do not receive instructions from the street name holder of the shares. As a result, if you do not vote your street name shares, your broker has authority to vote on your behalf.

We use an independent inspector of elections, Automatic Data Processing, Inc, which tabulates the votes received.

Q:	What if I do not specify how I want my shares voted?

A:	If you do not specify on your returned proxy card or through the telephone or internet prompts how you want to vote your shares, they will be voted FOR the election of all director nominees, and FOR the ratification of the appointment of the independent registered public accounting firm.

Q:	How many shares must be present to hold the meeting?

A:	A quorum must be present for the meeting to be valid. This means that at least a majority of the shares outstanding as of the record date must be present. We will count you as present if you:

1.	Have properly voted your proxy by telephone, internet or mailing of the proxy card; or

2.	Are present and vote in person at the meeting.

Q:	How many votes are needed to approve each item?

A:	The vote of a plurality of the shares of common stock present or represented and entitled to vote at the meeting is required for election as a director. This means that, since stockholders will be electing three directors, the three nominees receiving the most votes will be elected. Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of shares entitled to vote and represented at the meeting in person or by proxy.

Q:	How will voting on any other business be conducted?

A:	We do not know of any business to be considered at the 2006 Annual Meeting of Stockholders other than the proposals described in this Proxy Statement. If any other business is presented at the annual meeting, the persons named in the form of proxy intend to vote the shares represented by such proxies in accordance with their best judgment.

Q:	Who may attend the meeting?

A:	All Donaldson stockholders of record as of the close of business on September 21, 2006 may attend.

Q:	Where do I find the voting results of the meeting?

A:	We will publish the voting results in our Form 10-Q for the second quarter of fiscal 2007, which we will file with the Securities and Exchange Commission.

Q:	How do I submit a stockholder proposal?

A:	If you wish to include a proposal in the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders, you must submit the proposal in writing so that it is received no later than June 11, 2007. Please send your proposal to the Company Secretary, Donaldson Company, Inc., MS 101, P.O. Box 1299, Minneapolis, MN 55440-1299.

Under our bylaws, if you wish to nominate a director or bring other business before the stockholders at our 2007 annual meeting without having your proposal included in our Proxy Statement:

>	You must notify the Company Secretary of Donaldson Company, Inc. in writing between July 20, 2007 and August 19, 2007.

>	Your notice must contain the specific information required in our bylaws. If you would like a copy of our bylaws, we will send you one without charge. Please write to the Company Secretary at the address shown above.

Q:	Who pays for the cost of proxy preparation and solicitation?

A:	Donaldson pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. We have retained Morrow & Co., to assist in the solicitation of proxies for the annual meeting for a fee of approximately $6,000, plus associated costs and expenses. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by email, telephone or facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

SECURITY OWNERSHIP

Set forth below is information regarding persons known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company based on the number of shares of Common Stock outstanding on September 21, 2006:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Neuberger Berman, Inc. 605 Third Ave. New York, NY 10158	4,340,197(2)	5.4

(1)	Fidelity Management Trust Company, as the trustee of the Company’s Retirement Savings Plan - 401(k) Profit Sharing and ESOP/PAYSOP Plan, held 7,632,359 shares, or 9.5%, of the Company’s common stock as of September 21, 2006. Fidelity disclaims beneficial ownership of the shares claiming that it holds the shares solely for the benefit of the employee participants, and that it does not have the power to vote or dispose of those shares except as directed by the employee participants. Fidelity’s business address is 82 Devonshire Street, Boston, MA, 02109.

(2)	Neuberger Berman, Inc. is the parent holding company of Neuberger Berman, LLC and Neuberger Berman Management, Inc. and, through these 100% owned subsidiary entities, holds beneficial ownership of 4,340,197 shares. Neuberger Berman, LLC and Neuberger Berman Management, Inc. are deemed to be beneficial owners for purposes of Rule 13(d) since they both have shared power to make decisions whether to retain or dispose and vote the securities. Neuberger Berman, Neuberger, LLC, and Neuberger Berman Management, Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman’s various Mutual Funds. The information regarding Neuberger Berman, Inc. and its subsidiaries is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Neuberger Berman, Inc. with respect to shares held as of February 24, 2005.

The following table shows information regarding the beneficial ownership of the Company’s common stock and information concerning deferred restricted stock units, deferred share units under stock option exercises and phantom stock units, as of September 21, 2006, by each director, each of the Named Officers (as identified on page 16) and all executive officers and directors of the Company as a group. The definition of beneficial ownership includes shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares, and also includes shares subject to options exercisable within 60 days of September 21, 2006. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

Name of Beneficial Owner	Total Amount and Nature of Beneficial Ownership of Common Shares (1)(2)(3)		Percent of Common Shares (3)	Deferred Stock Units (3)	Exercisable Options Included in Total Amount Column

William M. Cook	688,995		*	141,912	515,519
James R. Giertz	338,655		*	51,559	99,987
Lowell F. Schwab	391,442		*	6,369	199,751
Thomas R. VerHage	54,081		*	—	34,667
Geert Henk Touw	144,841		*	5,618	49,000
Jack W. Eugster	108,324	(4)	*	—	65,600
Janet M. Dolan	98,359	(4)	*	—	65,600
F. Guillaume Bastiaens	81,228	(4)	*	—	65,600
John F. Grundhofer	76,513	(4)(5)	*	—	30,526
Jeffrey Noddle	57,002	(4)	*	—	43,200
Paul D. Miller	43,897	(4)	*	—	36,000
John P. Wiehoff	26,970	(4)	*	—	21,600
Michael J. Hoffman	8,712	(4)	*	—	7,200
Willard D. Oberton	1,000	(4)	*	—	—
Directors and Officers as a Group	2,542,599		3.1	212,369	1,518,676

*Less than 1%
(1)	Includes restricted shares, shares for non-employee directors held in trust and the shares underlying options exercisable within 60 days, as listed under the Exercisable Options column.
(2)	Includes the following shares held in the ESOP trust: Cook, 38,223 shares; Giertz 10,116 shares; Schwab, 20,839 shares; VerHage, 230 shares; Touw, 48,850 shares. Voting of shares held in the ESOP Trust is passed through to the participants. Also includes the following shares held in the 401(k) Plan trust: Cook, 4,392 shares; Giertz, 6,859 shares; Schwab, 0 shares; VerHage, 0 shares; Touw, 0 shares. Voting of shares held in the 401(k) Plan Trust is passed through to the participants. Also includes the following shares held in the Deferred Compensation and 401(k) Excess Plan trust: Cook, 7,747 shares; Giertz, 6,400 shares; Schwab, 5,348 shares; VerHage, 1,184 shares; Touw, 2,903 shares. Voting of shares held in the Deferred Compensation and 401(k) Excess Plan trust is passed through to the participants.
(3)	The deferred stock units listed under the third column “Deferred Stock Units” are not included in the beneficial ownership totals or in the percent of ownership (columns 1 and 2) because these are not yet issued shares and there is no voting or investment power. The column “Deferred Stock Units” includes phantom stock units allocated to employees earning in excess of the limits established by the Internal Revenue Code for the qualified Employee Stock Ownership Plan that distributed shares in trust for employees during the period from 1987 to 1996. ESOP phantom stock units are held by the Named Officers in the following amounts: Cook, 5,298 units; Giertz, 0 units; Schwab, 6,369 units; VerHage, 0 units; Touw, 5,618 units; all directors and officers as a group, 18,861 units.
The Deferred Stock Units column also includes deferred restricted stock units under the Deferred Compensation and 401(k) Excess Plan. Deferred restricted stock units are held by the Named Officers in the following amounts: Cook, 24,941 units; Giertz, 51,559 units; Schwab, 0 units; VerHage, 0 units; Touw, 0 units; all directors and officers as a group, 76,500 units.
The Deferred Stock Units column also includes deferred stock units under the Deferred Compensation and 401(k) Excess Plan for exercises of stock options where the executive has previously elected to defer the receipt of the underlying shares. Deferred stock option gain units are held by the Named Officers in the following amounts: Cook, 47,111 units; Giertz, 0 units; Schwab, 0 units; VerHage, 0 units; Touw, 0 units; all directors and officers as a group, 47,111 units.
The Deferred Stock Units column also includes deferred stock units under the Deferred Compensation and 401(k) Excess Plan for deferral of shares awarded under the long term compensation plan under the 1991 Master Stock Compensation Plan and 2001 Master Stock Incentive Plan, where the executive has previously elected to defer the receipt of the underlying shares. Deferred stock units are held by the Named Officers in the following amounts: Cook, 64,562 units; Giertz, 0 units; Schwab, 0 units; VerHage, 0 units; Touw, 0 units; and all directors and officers as a group, 69,897 units.
(4)	Includes the following shares held in the non-employee director’s deferred stock account trust: Eugster, 21,874 shares; Dolan, 19,901 shares; Bastiaens, 6,318 shares; Grundhofer, 17,859 shares; Noddle, 12,372 shares; Miller 7,497 shares; Wiehoff, 5,170 shares; Hoffman 1,512; and Oberton, 0 shares. Voting of shares held in the deferred stock account trust is passed through to the participants.
(5)	Includes 26,288 shares held in a trust of which Mr. Grundhofer is a trustee and has shared voting and investment power.

ITEM 1:   ELECTION OF DIRECTORS

The bylaws of the Company provide that the Board of Directors shall consist of not less than three nor more than fifteen directors and that the number of directors may be fixed from time to time by the affirmative vote of a majority of the directors. The Board of Directors has fixed the number of directors constituting the entire Board at ten. Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election of the class for which such directors shall have been chosen and until their successors are elected and qualified. Directors are elected for a term of three years with positions staggered so that approximately one-third of the directors are elected at each annual meeting of the stockholders. The terms of Mr. Eugster, Mr. Grundhofer and Mr. Miller expire at the annual meeting.

The Board of Directors has no reason to believe that any nominees will be unavailable or unable to serve, but in the event any nominee is not a candidate at the meeting, the persons named in the enclosed proxy intend to vote in favor of the remaining nominees and such other person, if any, as they may determine.

The Board of Directors recommends that stockholders vote FOR election of each director nominee.

The table on the following page sets forth additional information with respect to each nominee for election as a director and each other person whose term of office as a director will continue after the meeting.

NOMINEES FOR ELECTION

Name	Principal Occupation and Business Experience

Terms Expiring in 2006: Jack W. Eugster Age – 61 Director since 1993	Non-Executive Chairman (2001–2005) of Shopko Stores, Inc., a retail products company. Retired Chairman, Chief Executive Officer and President (1986-2001) of Musicland Stores Corporation, a retail consumer products company. Also a director of Graco, Inc., Black Hills Corporation, Golf Galaxy, Inc. and Trans-Alarm, Inc.
John F. Grundhofer Age – 67 Director since 1997	Retired Chairman (1990-1997 and 1999-2002), Chief Executive Officer (1990-2001) and President (1990-1999 and 2000-2001) of U.S. Bancorp, a financial services provider. Also, a director of Securian Financial Group, Inc. and BJ’s Restaurants, Inc.
Admiral Paul David Miller Age – 64 Director since 2001	Retired Chairman of ATK (Alliant Techsystems Inc.), an aerospace and defense company. Previously, Chairman (1999-2004) and Chief Executive Officer (1999-2003) and President of ATK (2000-2001). Prior to his retirement from the U.S. Navy following a 30-year career, Admiral Miller served as Commander-in-Chief, U.S. Atlantic Command and NATO Supreme Allied Commander-Atlantic. Also, a director of Teledyne Technologies, Inc. and UGS Corp.

DIRECTORS CONTINUING IN OFFICE

Name	Principal Occupation and Business Experience

Terms Expiring in 2007:
William M. Cook Age – 53 Director since 2004	Chairman (2005), Chief Executive Officer and President of the Company since August 2004. Previously, Senior Vice President and Chief Financial Officer (2001-2004); Senior Vice President, International; and Senior Vice President, Commercial and Industrial (1996-2000).
Michael J. Hoffman Age – 51 Director since 2005	Chairman (2006), Chief Executive Officer (2005) and President (2004) of The Toro Company, a provider of outdoor maintenance and beautification products. Previously, Group Vice President (2001-2004); Vice President and General Manager (2000-2001).
Willard D. Oberton Age – 48 Director since 2006	Chief Executive Officer (2002) and President (2001) of Fastenal Company, an industrial and construction supplies company. Previously, Chief Operating Officer (1997-2002) and Executive Vice President (2000-2001).
John P. Wiehoff Age – 45 Director since 2003	Chairman (effective December 31, 2006), Chief Executive Officer (2002) and President (1999) of C.H. Robinson Worldwide, Inc. a transportation, logistics and sourcing company. Also a director of C.H. Robinson.

Name	Principal Occupation and Business Experience

Terms Expiring in 2008:
F. Guillaume Bastiaens Age – 63 Director since 1995	Vice Chairman (1998) of Cargill, Inc., a provider of food, agricultural and risk management products and services. Also a director of The Mosaic Company.
Janet M. Dolan Age – 56 Director since 1996	Retired Chief Executive Officer (1999) and President (1998) of Tennant Company, a manufacturer of indoor and outdoor cleaning solutions and specialty coatings. Also, a director of The St. Paul Travelers Companies, Inc.
Jeffrey Noddle Age – 60 Director since 2000	Chairman, Chief Executive Officer and President of SUPERVALU INC., a food retailer and provider of distribution and logistics support services, since 2002. Previously, Chief Executive Officer and President of SUPERVALU from 2001 to 2002. Also, a director of Ameriprise Financial, Inc.

BOARD STRUCTURE AND GOVERNANCE

Board Oversight and Director Independence

Donaldson’s Board believes that a primary responsibility of the Board of Directors is to provide effective governance over Donaldson’s business. The Board selects the Chairman of the Board and the Chief Executive Officer and monitors the performance of senior management to whom it has delegated the conduct of the business. The Board has adopted a set of Corporate Governance Guidelines to assist in its governance, and the complete text of Donaldson’s Corporate Governance Guidelines is available on the Investor Relations page of our website at www.donaldson.com under Corporate Governance.

The Corporate Governance Guidelines provide that a significant majority of our directors will be Non-employee Directors who meet the independence requirements of the New York Stock Exchange (“NYSE”). The listing standards of the NYSE require that a majority of our directors be independent, and that our Corporate Governance, Audit and Human Resources Committees be comprised entirely of independent directors.

The Board has determined that every director, with the exception of Mr. Cook, who is an employee director, is independent under the rules of the NYSE. The Board also has determined that every member of its Corporate Governance, Audit and Human Resources Committees is an independent director. In making the independence determinations, the Board reviewed all of the directors’ relationships with the Company based primarily on a review of the responses of the directors to questions regarding employment, business, familial, compensation and other relationships with the Company and its management.

Meetings and Committees of the Board of Directors

There were six meetings of the Board of Directors in 2006. Each director attended at least 75% of the aggregate of all meetings of the Board and its committees on which she or he served during the year. It also is our policy that directors are expected to attend our annual stockholder meetings. All individuals then serving as directors attended last year’s annual meeting of stockholders, with the exception of two directors.

The Board of Directors has three committees:

•	Audit Committee
•	Human Resources Committee
•	Corporate Governance Committee

Each of the Board committees has a written charter, approved by the Board, establishing the authority and responsibilities of the committee. Each committee’s charter is posted on the Investor Relations page of our website at www.donaldson.com under the “Corporate Governance” caption and is available in print to stockholders who mail a request to the Company Secretary, Donaldson Company, Inc., MS 101, P.O. Box 1299, Minneapolis, MN 55440-1299 or call 952-887-3631. The following tables provide a summary of each committee’s key areas of oversight, the number of meetings of each committee during the last fiscal year and the names of the directors currently serving on each committee.

Audit Committee

Responsibilities		Number of Meetings in 2006: 8
•	Appoints and replaces the independent registered public accounting firm, and oversees the work of the independent auditor.	Directors who serve on the committee: Jack W. Eugster, Chair
Janet M. Dolan
•	Pre-approves all auditing services and permitted non-audit services to be performed by the independent auditor, including related fees.	Michael J. Hoffman Paul David Miller
Jeffrey Noddle
•	Reviews with management and the independent auditor our annual audited financial statements and recommends to the Board whether the audited financial statements should be included in Donaldson’s Annual Report on Form 10-K.	John P. Wiehoff

•	Reviews with management and the independent auditor our quarterly financial statements and the associated earnings news releases.

•	Reviews with management and the independent auditor significant reporting issues and judgments relating to the preparation of our financial statements, including internal controls.

•	Reviews with the independent auditor our critical accounting policies and practices and major issues regarding accounting principles.

•	Reviews the appointment, performance and replacement of the senior internal audit executive and reviews the CEO and CFO’s certification of internal controls and disclosure controls.

•	Reviews Donaldson’s compliance programs and procedures for the receipt, retention and handling of complaints regarding accounting, internal controls and auditing matters.

Human Resources Committee

Responsibilities		Number of meetings in 2006: 2
•	Reviews and approves the CEO’s compensation, leads an annual evaluation of the CEO’s performance and determines the CEO’s compensation based on this evaluation.	Directors who serve on the committee: Jeffrey Noddle, Chair F. Guillaume Bastiaens
•	Reviews and approves executive compensation plans and all equity-based plans.	Jack W. Eugster John F. Grundhofer
•	Reviews and approves incentive compensation goals and performance measurements applicable to our executive officers.

Corporate Governance Committee

Responsibilities		Number of meetings in 2006: 2
•	Reviews and establishes the process for the selection of director candidates and director qualification standards.	Directors who serve on the committee: John F. Grundhofer, Chair
F. Guillaume Bastiaens
•	Reviews and establishes the process for the consideration of director candidates recommended by stockholders and recommend candidates for election to the Board.	Janet M. Dolan Paul David Miller
Willard D. Oberton
•	Reviews and recommends the size and composition of the Board.	John P. Wiehoff
•	Reviews and recommends the size, composition and responsibilities of all Board committees.

•	Reviews and recommends policies and procedures to enhance the effectiveness of the Board, including those in the Corporate Governance Guidelines.

•	Oversees the annual Board’s self-evaluation process.

•	Reviews and recommends to the Board the compensation paid to the independent, non-employee directors.

Corporate Governance Guidelines
        As indicated above, our Board has adopted a set of Corporate Governance Guidelines to assist it in carrying out its oversight responsibilities. These guidelines address a broad range of topics, including director qualifications, director nomination processes, term limits, Board and committee structure and process, Board evaluations, director education, CEO evaluation, management succession planning and conflicts of interest. The complete text of the guidelines is available on the Investor Relations page of our website at www.donaldson.com under Corporate Governance and is available in print to stockholders who mail a request to the Company Secretary, Donaldson Company, Inc., MS 101, P.O. Box 1299, Minneapolis, MN 55440-1299 or call 952-887-3631.

Code of Business Conduct and Ethics
        All of our directors and employees, including our chief executive officer, chief financial officer, chief accounting officer and other senior executives, are required to comply with our code of business conduct and ethics to help ensure that our business is conducted in accordance with the highest standards of legal and ethical behavior. Employees are required to bring any violations and suspected violations of the code to Donaldson’s attention through management, Donaldson’s Compliance Committee or Donaldson’s legal counsel, or by using our confidential compliance Hotline.

        The full text of our code of business conduct and ethics is posted on the Investor Relations page of our website at www.donaldson.com under Corporate Governance and is available in print to stockholders who mail a request to the Company Secretary, Donaldson Company, Inc., MS 101, P.O. Box 1299, Minneapolis, MN 55440-1299 or call 952-887-3631.

Board Composition and Qualifications
        Our Corporate Governance Committee oversees the process for identifying and evaluating candidates for the Board of Directors. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. General and specific guidelines for director selection and qualification standards are detailed in the Corporate Governance Guidelines. The Corporate Governance Committee will consider nominations from stockholders under these standards if the nominations are timely received as described in this proxy statement.

Director Selection Process
        The bylaws of the Company provide that the Board of Directors shall consist of not less than three nor more than fifteen directors and that the number of directors may be fixed from time to time by the affirming vote of a majority of the directors. The Board of Directors has fixed the number of directors constituting the entire Board at ten. Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election of the class for which such directors shall have been chosen and until their successors are elected and qualified. Directors are elected for a term of three years with positions staggered so that approximately one-third of the directors are elected at each annual meeting of the stockholders. Based on advice from the Corporate Governance Committee, each year the Board will recommend a slate of directors to be presented for election at the annual meeting of stockholders.

        The Corporate Governance Committee will consider candidates submitted by members of the Board, executives and our stockholders, and the Committee will review such candidates in accordance with our bylaws, Corporate Governance Guidelines and applicable legal and regulatory requirements. Candidates nominated by stockholders are evaluated in accordance with the same criteria and using the same procedures as candidates submitted by Board members or the chief executive officer.

        Our bylaws provide that if a stockholder proposes to nominate a candidate at the annual meeting of stockholders, the stockholder must give written notice of the nomination to our Corporate Secretary in compliance with the applicable deadline for submitting stockholder proposals for the applicable annual meeting. The stockholder must attend the meeting in person or by proxy. The stockholder’s notice must set forth as to each nominee all information relating to the person whom the stockholder proposes to nominate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). No stockholders submitted director nominations in connection with this year’s meeting.

Independent Director Executive Sessions
        The Chair of our Corporate Governance Committee, John F. Grundhofer, currently is designated to preside over all meetings or executive sessions of the independent directors. Our independent directors meet in executive session without management present at each Board meeting. Likewise, all Board committees regularly meet in executive session without management.

Communications with Directors
        The Donaldson Company Compliance Hotline is in place for our employees to direct their concerns to the Audit Committee, including on a confidential and anonymous basis, regarding accounting, internal accounting controls and auditing matters.

        In addition, we have adopted procedures for our stockholders, employees and other interested parties to communicate with the independent members of the Board of Directors. You should communicate by writing to the Chair of the Audit Committee, the Chair of the Corporate Governance Committee or the independent directors as a group in the care of the office of the Company Secretary, Donaldson Company, Inc., MS 101, P.O. Box 1299, Minneapolis, MN 55440-1299.

        Written communications about accounting, internal accounting controls and auditing matters should be addressed to the Chair of the Audit Committee. Please indicate if you would like your communication to be kept confidential from management. The procedures for communication with the Board of Directors also are posted on the Investor Relations page of our website at www.donaldson.com under Corporate Governance.

Audit Committee Expertise; Complaint-Handling Procedures
        In addition to meeting the independence requirements of the NYSE and the Securities and Exchange Commission (“SEC”), all members of the Audit Committee have been determined by the Board to meet the financial literacy requirements of the NYSE’s listing standards. The Board also has designated John P. Wiehoff as the “audit committee financial expert” as defined by SEC regulations.

        In accordance with federal law, the Audit Committee has adopted procedures governing the receipt, retention and handling of complaints regarding accounting and auditing matters. These procedures include a means for employees to submit concerns on a confidential and anonymous basis, through Donaldson’s compliance hotline.

Director Compensation
        Directors who are not employees receive a retainer fee of $38,000 annually and are paid $2,500 for each Board meeting attended. Audit Committee members receive $1,500 for each committee meeting, and members of the Corporate Governance and Human Resources Committees receive $1,000 for each committee meeting attended. The Audit Committee Chair receives an additional annual retainer of $10,000, and the other Committee Chairs receive an additional annual retainer of $7,500. Pursuant to our Compensation Plan for Non-employee Directors, any non-employee director may elect, prior to each year of their term, to defer all or part of his or her director compensation received during the upcoming year. Each participating director is entitled to a Company credit on the balance in his or her deferral account at the ten-year Treasury Bond rate plus 2%. The deferral election must also specify the manner for distribution of the deferral balance.

        Non-employee Directors are credited on January 1, of each calendar year with shares to a deferred stock account in lieu of 30% of the annual retainer for services as a director to be rendered in the following service year. Directors are allowed to elect to receive a credit of shares to a deferred stock account in lieu of all or part of the remaining retainer and meeting fees. The directors also receive a credit for dividend reinvestment shares. The Company contributes an amount equal to the deferred stock accounts to a trust and the trust purchases shares of Donaldson Common Stock. Each director is entitled to direct the trustee to vote all shares allocated to the director’s account in the trust. The Common Stock will be distributed to each director following the director’s retirement from the Board pursuant to the director’s deferral payment election. The trust assets remain subject to the claims of the Company’s creditors. The trust becomes irrevocable in the event of a “Change in Control” as defined under the 1991 Master Stock Compensation Plan and 2001 Master Stock Incentive Plan.

        The Company’s Non-Qualified Stock Option Program for Non-employee Directors provides for the automatic grant of a non-qualified stock option for 7,200 shares of Common Stock to each non-employee director of the Company who is a member of the Board on January 1 each year. The exercise price of such options is the closing price of Common Stock on January 1 in the respective year. The options are fully vested and have a term of ten years. The option award was modified from 1998 through 2004 to include a “reload option” granted at the time of exercise of the original option for the number of shares equal to the shares used in payment of the purchase price.

        Shares credited to deferred stock accounts to non-employee directors in fiscal 2006, were as follows: Bastiaens, 404 shares; Dolan, 2,138 shares; Eugster, 2,171 shares; Grundhofer, 1,956 shares; Hoffman 1,508 shares; Miller, 1,213 shares; Noddle, 2,096 shares; Oberton, 0 shares; and Wiehoff, 1,888 shares.

AUDIT COMMITTEE REPORT AND RATIFICATION OF AUDITORS

Audit Committee Report
        The following is the report of the Audit Committee with respect to Donaldson’s audited financial statements presented in its Annual Report on Form 10-K for the fiscal year ended July 31, 2006. The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Donaldson specifically incorporates it by reference in such filing.

The Audit Committee of the Board of Directors is composed entirely of independent, non-employee directors, all of whom have been determined by the Board to be independent under the rules of the Securities and Exchange Commission and the New York Stock Exchange. In addition, the Board has determined that John P. Wiehoff is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission.

The Audit Committee acts under a written charter approved by the Board of Directors. A copy of the Audit Committee Charter is attached as Appendix A to this proxy statement. The Audit Committee assists the Board in carrying out its oversight of the Company’s financial reporting process, audit process and internal controls. The Audit Committee formally met eight times during the past fiscal year in carrying out its oversight functions. The Audit Committee has the sole authority to appoint, terminate or replace the Company’s independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.

The Audit Committee reviewed Donaldson’s 2006 audited financial statements with management, the internal auditor and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. The Audit Committee also met separately with the internal auditor and the independent registered public accounting firm to discuss and review those financial statements and reports prior to issuance. Management has represented and PricewaterhouseCoopers LLP has confirmed in its opinion to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and fairly present, in all material respects, the financial condition of Donaldson.

The Audit Committee also received from, and discussed with, PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These items relate to PwC independence from Donaldson. The Committee also reviewed and considered under its pre-approval policy, the compatibility of the independent registered public accounting firm’s performance of non-audit services with the maintenance of its independence as the Company’s independent registered public accounting firm. The Audit Committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of Donaldson’s financial statements.

Based on the review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2006.

Members of the Audit Committee
Jack W. Eugster, Chair
Janet M. Dolan
Michael J. Hoffman
Paul David Miller
Jeffrey Noddle
John P. Wiehoff

Information Regarding the Independent Registered Public Accounting Firm

        Independent Auditors Fees
        The aggregate fees billed to the Company for fiscal years 2006 and 2005 by PwC, the Company’s independent registered public accounting firm, are as follows:

	Fiscal 2006	Fiscal 2005
Audit Fees	$2,324,044	$2,568,535
Audit-Related Fees	2,167	155,258
Tax Fees	270,573	91,422
All Other Fees	1,500	1,500

Total Fees	$2,598,284	$2,816,715

Audit Fees for fiscal 2006 and fiscal 2005 include professional services rendered in connection with the audit of the Company’s financial statements, including the quarterly reviews, statutory audits of certain of the Company’s international subsidiaries and the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Fiscal 2006 Audit-Related Fees include accounting advisory fees related to financial accounting matters. Fiscal 2005 Audit-Related Fees include professional services rendered for benefit plan audits, due diligence and acquisition related work. Tax Fees include professional services for tax returns, advice and planning. All Other Fees include a license fee for technical materials.

        Audit Committee Pre-Approval Policies and Procedures
        The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm, including the fees and terms for those services. The Audit Committee may delegate to one or more designated committee members the authority to grant pre-approvals. This designated member is the Chair of the Audit Committee. Any pre-approval by the Chair must be presented to the full Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm during fiscal 2006 and fiscal 2005, including services related to the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

ITEM 2:   RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as Donaldson Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending July 31, 2007. PwC has audited the books and accounts of the Company since 2002. While the Company is not required to do so, it is submitting the selection of PricewaterhouseCoopers, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2007 for ratification in order to ascertain the views of the Company’s stockholders on this appointment. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent auditor, may in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of PwC are expected to be present at the meeting with the opportunity to make a statement and to respond to appropriate questions. In the event this appointment is not ratified, the Audit Committee will reconsider its selection.

The Audit Committee of the Board of Directors recommends that stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending July 31, 2007.

TOTAL RETURN TO STOCKHOLDERS

The following graphs compare the cumulative total stockholder return on the Company’s Common Stock for the last five fiscal years and seventeen fiscal years with the cumulative total return of the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Index of Industrial Machinery Companies. The graph and table assume the investment of $100 in each of Donaldson’s Common Stock and the specified indexes at the beginning of the applicable period, and assume the reinvestment of all dividends. The second graph shows the total return over our Company’s seventeen-year period of increases in earnings per share.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

	2001	2002	2003	2004	2005	2006

Donaldson Co., Inc.	$100.00	$109.79	$161.21	$177.47	$218.78	$223.04
S&P 500	100.00	76.37	84.50	95.63	109.07	114.94
S&P Industrial Machinery	100.00	100.54	117.95	152.90	165.69	173.52

*	$100 invested on 7/31/01 in stock or index — including reinvestment of dividends. Fiscal year ending July 31.

COMPARISON OF SIXTEEN-YEAR CUMULATIVE TOTAL RETURN*

FISCAL YEARS ENDED JULY 31

	1989	1990	1991	1992	1993	1994	1995	1996	1997

Donaldson Co., Inc.	$100.00	$181.43	$210.15	$275.35	$341.93	$456.67	$504.55	$469.91	$786.11
S&P 500	100.00	106.50	120.09	135.45	147.27	154.87	195.31	227.67	346.37
S&P Industrial Machinery	100.00	103.72	112.35	131.16	157.35	178.76	244.07	253.61	397.03

	1998	1999	2000	2001	2002	2003	2004	2005	2006

Donaldson Co., Inc.	$722.40	$976.72	$764.63	$1,241.46	$1,362.95	$2,001.35	$2,203.27	$2,716.05	$2,768.89
S&P 500	413.16	496.64	541.21	463.66	354.10	391.79	443.40	505.71	532.93
S&P Industrial Machinery	389.55	526.66	434.40	480.87	483.91	568.26	738.57	800.97	846.76

*	$100 invested on 7/31/89 in stock or index — including reinvestment of dividends. Fiscal year ending July 31.

EXECUTIVE COMPENSATION

The following table includes information for each person who was, at the end of fiscal 2006, the Chief Executive Officer or one of the other four most highly compensated executive officers of the Company (the “Named Officers”) on the basis of total annual salary and bonus for the last completed fiscal year. The table includes compensation information for each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

				Long Term Compensation

		Annual Compensation (1)		Awards		Payouts

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Award(s) ($) (2)	Securities Underlying Options (#) (3)	LTIP Payouts ($) (4)	All Other Compensation ($) (5)

William M. Cook	2006	593,270	1,000,000	0	53,000	692,925	63,941
Chairman, Chief Executive Officer and President	2005	525,135	586,520	0	75,514	522,132	44,700
	2004	302,596	233,750	0	113,416	507,238	23,480

James R. Giertz (6)	2006	314,059	325,080	0	20,000	397,967	22,224
Former Senior Vice President, Commercial and Industrial	2005	304,192	203,834	0	21,500	222,152	22,025
	2004	295,020	192,676	400,350	38,000	158,760	16,826

Lowell F. Schwab	2006	314,059	324,467	0	20,000	548,657	16,074
Senior Vice President, Engine Systems and Parts	2005	300,385	240,979	0	83,603	431,961	22,569
	2004	286,039	220,806	0	96,148	305,760	19,039

Thomas R. VerHage (7)	2006	295,820	283,746	0	9,000	0	28,149
Vice President and Chief Financial Officer	2005	273,077	213,498	0	9,000	0	17,914
	2004	95,192	62,816	507,690	25,000	0	3,503

Geert Henk Touw	2006	254,905	207,467	0	16,000	457,523	16,781
Senior Vice President, Asia Pacific	2005	236,500	151,000	0	18,000	343,966	15,197
	2004	220,039	134,168	0	15,000	393,680	12,695

(1)	Includes any portion of salary and bonus deferred under the Deferred Compensation and 401(k) Excess Plan.
(2)	Amounts in the Restricted Stock Award column represent the dollar value on the grant date of grants of restricted stock under the Company’s 2001 Master Stock Incentive Plan. Regular dividends are paid on the restricted shares. At the end of fiscal 2006, the number and value of the aggregate restricted stock holdings for the Named Officers that vest in less than three years were: Cook, 0 shares, $0; Giertz, 15,000 shares, $488,550; Schwab, 0 shares, $0; VerHage, 18,000 shares, $586,260; and Touw, 0 shares, $0. Giertz surrendered 50,000 shares of restricted stock in 2001 and received 49,275 deferred restricted share units. The balance of Giertz’s deferred restricted share units at the end of fiscal 2006, including dividend equivalent rights earned, was 51,439 shares valued at $1,675,360. Cook surrendered 25,000 shares of restricted stock in 2005 and received 24,638 deferred restricted share units. The balance of Cook’s deferred restricted share units at the end of fiscal 2006, including dividend equivalent rights earned, was 24,883 shares valued at $810,437. One additional restricted stock award of 3,000 shares was made in fiscal 2006 to Sandra Joppa, and is subject to a five-year vesting schedule.
(3)	The stock option grants include new fiscal 2006 annual grants. No reload grants resulting from the exercise in fiscal 2006 of option awards granted in prior years were awarded in fiscal 2006.
(4)	Earned under the Company’s 2001 Master Stock Incentive Plan during the three-year period ending in the fiscal year in which the payout is listed. Payout is made in the form of the Company’s Common Stock and delivered or deferred into the Company’s Deferred Compensation and 401(k) Excess Plan during the following fiscal year.

(5)	Amounts in this column represent the dollar value of share allocations (i) under the Company’s match for bonus and salary under the Company’s ESOP and 401(k) benefit plans; and (ii) under the Company’s match (both the fixed match and the discretionary variable match) for deferred bonus and salary and salary in excess of the limits established by Section 415 of the Internal Revenue Code contributed by the Company to an unqualified supplemental plan; and (iii) also includes amounts for the dollar value of the interest accrued that is above the market interest rates determined under SEC rules for compensation deferred under the Company’s Deferred Compensation and 401(k) Excess Plan. The interest rate for the Company’s deferred compensation plans is set by the Human Resources Committee at the ten-year Treasury Bond rate plus 2%.

Name	Salary and Bonus Match	Deferred Salary and Bonus Match	Excess Match	Discretionary Match	Above Market Interest

William M. Cook	$7,712	$11,730	$26,661	$4,633	$13,205
James R. Giertz	8,642	0	12,073	1,509	0
Lowell F. Schwab	8,800	441	5,212	1,594	27
Thomas R. VerHage	2,914	16,770	0	2,155	6,310
Geert Henk Touw	8,279	0	7,557	945	0

(6)	James Giertz resigned as an officer of the Company effective September 15, 2006, resulting in the forfeiture of the 15,000 shares of restricted stock granted in fiscal 2004.
(7)	Thomas VerHage was appointed as an officer of the Company effective March 1, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options/SARs Granted (2)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date
					5% ($)	10% ($)
William M. Cook	53,000	15.5	32.80	12/16/15	1,093,270	2,770,562
James R. Giertz	20,000	5.9	32.80	12/16/15	412,555	1,045,495
Lowell F. Schwab	20,000	5.9	32.80	12/16/15	412,555	1,045,495
Thomas R. VerHage	9,000	2.6	32.80	12/16/15	185,650	470,473
Geert Henk Touw	16,000	4.7	32.80	12/16/15	330,044	836,396

(1)	No stock appreciation rights (“SARs”) have been granted. Total shares used to calculate the total options percentages do not include options to purchase 57,600 shares of Common Stock granted to the Company’s non-employee directors.
(2)	All officer grants (other than the option granted to Sandra Joppa noted in the following sentence) during the period were non-qualified stock options granted at the market value on date of grant for a term of ten years, vesting immediately and were granted with the right to use shares in lieu of cash to pay the exercise price and to satisfy any tax withholding obligations. Ms. Joppa received an option grant of 10,000 shares on November 1, 2005, that is the same in its terms as the officer grants described above, except that it vests in equal annual one-third increments starting on November 1, 2006.
(3)	These amounts represent certain assumed rates of appreciation over the full term of the option. The value ultimately realized, if any, will depend on the amount by which the market price of the Company’s Common Stock exceeds the exercise price on date of sale.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#) (1) (2)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(3)

			Exercisable	Unexercisable	Exercisable	Unexercisable

William M. Cook	22,014	30,379	555,706	0	7,393,430	0
James R. Giertz	51,488	1,076,872	269,350	0	3,258,937	0
Lowell F. Schwab	39,360	645,110	232,615	0	812,731	0
Thomas R. VerHage	0	0	34,667	8,333	89,671	36,374
Geert Henk Touw	0	0	49,000	0	66,690	0

(1)	The number of shares shown in this column is larger than the number of shares actually acquired on exercise. The actual number of shares received is reduced by the number of shares delivered in payment of the exercise price and shares withheld to cover withholding taxes.
(2)	No SARs were exercised in fiscal 2006.
(3)	This value is based on the difference between the exercise price of such options and the closing price of Company Common Stock as of fiscal year-end 2006.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

Name	Number of Shares, Units or Other Rights (#)(1)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plan

			Threshold (#)	Target (#)	Maximum (#)

William M. Cook	14,800	8/1/05 – 7/31/08	3,700	14,800	40,700
James R. Giertz	6,200	8/1/05 – 7/31/08	1,550	6,200	17,050
Lowell F. Schwab	6,200	8/1/05 – 7/31/08	1,550	6,200	17,050
Thomas R. VerHage	5,800	8/1/05 – 7/31/08	1,450	5,800	15,950
Geert Henk Touw	4,200	8/1/05 – 7/31/08	1,050	4,200	11,550

(1)	Awards are of performance shares of the Company’s Common Stock. Awards are earned only if the Company achieves the minimum performance objectives and the award value will be based on a weighting of compound corporate net sales growth and after-tax return on investment over the three year-period. The amounts shown in the table under the headings “Threshold,” “Target” and “Maximum” are amounts awarded at 25%, 100% and 275% of the targeted award. The award will also be adjusted upward by 25% if earnings per share increase in each of the three years in the period by at least 5%.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Human Resources Committee of the Board of Directors, consisting of four independent, non-employee directors (the “Committee”), is responsible for establishing the compensation programs for the Company’s key executives. The Company’s executive compensation program comprises base salary, annual incentive and long term incentive compensation. The objectives of the Company’s executive compensation program are to:

•	emphasize a pay-for-performance philosophy by placing significant portions of pay at risk and requiring outstanding results for payment at the threshold level;
•	attract, reward and retain the best executives available in our industry taking into consideration all aspects of performance and ethical leadership, with their compensation levels keyed to a peer group of companies;
•	motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company’s long-term success focusing on earnings per share growth and continued growth in stockholder value; and

•	align the interests of executives with those of the Company’s stockholders by providing a significant portion of compensation in the form of Company Common Stock. Common Stock ownership objectives have been established for all executive officers at a high level, ranging from five times base salary for Vice Presidents, seven times base salary for Senior Vice Presidents and ten times base salary for the Chief Executive Officer.

Base Salaries.    Base salaries for all executives are reviewed annually based on performance and market conditions. A performance appraisal taking into consideration predetermined performance objectives is required for all executives of the Company. The Committee approves and/or determines the annual base salary increases for all senior executive officers based on performance of the executive and external market data. The Company’s objective is that base salaries should approximate the mid-point (average) of senior executives of manufacturing companies of similar size in the United States. The Company uses surveys by national consultants for external market data. Executives are eligible to defer up to 75% of their base compensation under the Company’s Deferred Compensation and 401(k) Excess Plan.

Annual Cash Incentive.    Executive officers are eligible for target awards under the annual cash incentive plan that range from 40% to 80% of base salary. The size of the target award is determined by the executive officer’s position and competitive data for similar positions within the peer group and cross-industry companies as presented in the same nationally recognized surveys as are used for the base salary. The Company sets performance goals in keeping with the strong performance-based philosophy, the resulting awards increase or decrease substantially if actual Company performance exceeds or fails to meet targeted levels. Payments can range from 0% to 200% of the target award amounts. Executive officers annual cash incentive opportunity is linked to achieving record earnings per share and to achieving sales, profits and return on investment targets for the Company and for their respective business units. Executives are eligible to defer up to 100% of their incentive compensation under the Company’s Deferred Compensation and 401(k) Excess Plan.

Long Term Incentive Stock Compensation Awards and Stock Option Grants.    There were payouts under the Long Term Compensation Plan in 2006, 2005 and 2004 as shown in the summary compensation table on page 16 because the Company achieved the performance objectives for three-year compounded growth in net sales and after-tax return on investment. The variance in the Long Term Compensation Plan award payouts are consistent with the at risk and pay for performance compensation philosophy. The Long Term Compensation Plan Award targets are based on three-year compounded growth in net sales and an after-tax return on investment that exceeds the Company’s weighted average cost of capital. Under this program, the Committee annually selects and approves eligible executives and establishes incentive opportunities as a percentage of base salary. In order for a participant to receive a payout, threshold performance must be achieved.

The Committee also occasionally grants restricted stock with a fixed restriction period, usually three to five years, to ensure retention of key executives. The Committee also believes that stock option grants encourage the key executives to own and hold Donaldson stock and tie their long-term economic interests directly to those of the stockholders. Stock options are typically granted annually. In determining the number of shares covered by such options, the Committee takes into account position level, base salary, and other factors relevant to individual performance.

Target awards for the incentive compensation are designed based on financial performance in the 60th to 65th percentile of the peer group. Executives are eligible to make elections in advance to defer up to 100% of their long term incentive stock compensation awards, stock option grants upon exercise and restricted stock awards upon vesting under the Company’s Deferred Compensation and 401(k) Excess Plan and the Deferred Stock Option Gain Plan.

Stock Option Bonus Replacement Program.    To encourage stock ownership by executives, the Company allows executives to elect in advance to receive stock options under the 2001 Master Stock Incentive Plan in lieu of a portion of all of the cash compensation earned under the Officer Annual Cash Incentive Plan. Currently under the program, participants receive an option to acquire $4 of stock at market value for every $1 of compensation exchanged. In fiscal 2006, no executives participated in the program.

Stock Ownership.    Ownership of Donaldson stock is expected of Donaldson executives. The Committee believes that linking a significant portion of the executive’s current and potential net worth to the Company’s success, as reflected in the stock price, gives the executive a stake similar to the stockholders. The Committee has established stock ownership guidelines for the Named Officers and certain other executive officers, which encourage retention of shares. The guidelines range from five to ten times base salary and, in addition, require officers to retain one-quarter of the net shares acquired in excess of their initial target. The goal of the Chief Executive Officer is ten times annual base salary. Mr. Cook exceeded this ownership goal in fiscal 2006.

Compensation of the Chief Executive Officer.     Mr. Cook’s fiscal 2006 base salary and incentive award opportunity were determined by the Committee in accordance with the evaluation process and the methodology described above. The Committee considered Mr. Cook’s performance against pre-established objectives and met both in private and with Mr. Cook in completing his performance appraisal and setting his compensation and objectives.

Base Salary.    Mr. Cook’s base salary earnings for fiscal 2006 were $593,270, which is at the lower end of the range of the market mid-point for manufacturing companies of similar size. Mr. Cook’s base salary was increased by the Committee following its annual performance evaluation to $625,000 effective January 1, 2006.

Annual Incentive.    Mr. Cook’s incentive award for fiscal 2006 was $1,000,000. This annual incentive was earned under the annual cash incentive plan based on the Company achieving performance objectives for earning per share growth over the previous record earned in fiscal 2005.

Stock Options.    Mr. Cook received an annual stock option grant in December 2005 to purchase 53,000 shares of stock.

Long Term Compensation Plan Payout.    Mr. Cook received a payout of 18,770 shares of stock under the Long Term Compensation Plan in 2006 based on the Company’s achieving the performance objectives for three-year compounded growth in net sales and after-tax return on investment.

Policy on Qualifying Compensation.    The Company’s policy is to preserve the tax deduction for compensation paid to its Chief Executive Officer and other senior executive officers. In accordance with this policy, in November 2005, the stockholders approved the Company’s Qualified Performance-Based Compensation Plan established under the 2001 Master Stock Incentive Plan. The Committee approves the performance goals for payment of the cash incentive and share awards under The Long Term Compensation Plan annually. The 1991 Master Stock Compensation Plan, now expired, and the 2001 Master Stock Incentive Plan were approved by stockholders in 1991 and 2001, respectively, and limit the number of shares that can be granted in any one year to any one individual to further the policy of preserving the tax deduction for compensation paid to executives. The Company’s policy is to preserve the tax deductibility of such performance-based compensation.

Conclusion.    The executive officer compensation program administered by the Committee provides incentives to attain strong financial performance and to ensure alignment with stockholder interests. The Committee believes that the Company’s total executive compensation program focuses the efforts of Company executives on the continued achievement of growth and profitability for the long-term and for the benefit of the Company’s stockholders.

Members of the Human Resources Committee
Jeffrey Noddle, Chair
F. Guillaume Bastiaens
Jack W. Eugster
John F. Grundhofer

PENSION BENEFITS

The Company maintains the Donaldson Company, Inc. Salaried Employees’ Pension Plan (the “Retirement Plan”), a defined benefit pension plan that provides retirement benefits to eligible employees through a cash balance plan structure. The Company also maintains the Donaldson Company, Inc. Excess Retirement Plan (the “Excess Retirement Plan”). The Excess Retirement Plan is an unfunded, non-qualified deferred compensation arrangement that primarily provides retirement benefits that cannot be paid under the Retirement Plan because of the limitations imposed by the Internal Revenue Code on qualified plans in regards to compensation and benefits.

Participants in the Retirement Plan and Excess Retirement Plan accumulate benefits in a hypothetical account balance through interest credits, and company credits that vary with age, service and pay. At retirement or termination of employment, the vested account balance is payable to the participant in the form of an immediate or deferred lump sum, or an actuarially equivalent annuity.

Under the cash balance benefit structure, account balances receive an interest credit annually. The interest credit is defined as the current plan year’s interest crediting rate times the account balance as of the beginning of the plan year. The interest crediting rate for a particular plan year is the greater of the yield on one-year U.S. Treasury Constant Maturities during the month of June preceding the plan year, plus one percent, and 4.83%. The interest crediting rate is 6.16% for the 2006 plan year.

Company credits are credited to the account balances at the end of each plan year. The participant’s Company Credit Percentages are based on the participant’s years of age and service with the Company and its affiliates as of the end of each plan year. As of August 1, 2006, the sum of years of age plus service for Messrs. Cook, Giertz, Schwab, VerHage and Touw were 78, 61, 83, 55 and 80, respectively. The participant’s Base Company Credit is equal to the Base Company Credit Percentage times total covered compensation during the plan year (“Pensionable Earnings”). The participant’s Excess Company Credit is equal to the Excess Company Credit Percentage times Pensionable Earnings in excess of the Social Security taxable wage base. The following table displays the Company Credit Percentages for the sum of years of age and service shown:

	Company Credit Percentages
Sum of Years of Age Plus Service	Base	Excess
Less than 40	3.0%	3.0%
40 – 49	4.0	4.0
50 – 59	5.0	5.0
60 – 69	6.5	5.0
70 or more	8.5	5.0

Special Career Credits are credited at the end of the plan year to the account balances of participants who were born prior to August 1, 1957 and continuously employed since August 1, 1992. The Special Career Credits are equal to 3.0% of the participant’s Pensionable Earnings and will continue through the end of the 2006 plan year, or if earlier, through the plan year in which the participant attains 35 years of benefit service. Messrs. Cook, Schwab and Touw are all currently eligible to receive Special Career Credits.

The individuals named in the Summary Compensation Table are also eligible for retirement benefits under the Donaldson Company, Inc. Supplemental Executive Retirement Plan (the “SERP”). The SERP assures participants a lump sum retirement benefit from all company funded retirement programs equal to six times their average compensation (three highest consecutive years) upon reaching age 62 with 20 years of service. This target benefit is reduced by 2% for each year the participant’s retirement precedes age 62, and it is also reduced on a prorated basis for less than 20 years of service. In determining whether the SERP must supplement the other company funded retirement programs, the Company will consider the lump sum benefits described in the previous paragraph and footnote (5) to the Summary Compensation Table, as well as, any vested pension benefits available from prior employers, if any.

The projections below set forth the estimated annual benefit payable to each of the individuals named in the Summary Compensation Table as a single life annuity, beginning at age 65, under the Retirement, Excess Retirement and SERP Plans: Mr. Cook, $427,893; Mr. Giertz, $246,424; Mr. Schwab, $183,735; Mr. VerHage, $124,796; and Mr. Touw, $113,542. Mr. VerHage is the only participant who is expected to receive a benefit from the SERP Plan. These projections are based on the following assumptions: (1) employment until age 65; (2) base pay plus target bonus with no future increase in pensionable earnings; (3) interest credits at the actual rate of 6.16% during the 2006 plan year, and thereafter; and (4) conversion to a single life annuity at normal retirement age based on a discount rate of 6.00% and the Unisex 1994 Group Annuity Mortality Table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. To the Company’s knowledge, based on a review of copies of such forms and representations furnished to the Company during fiscal 2006, all Section 16(a) filing requirements applicable to the Company’s directors and executive officers were satisfied, except that one Form 4 reporting a company matching contribution of two shares into one reporting person’s employee benefit account was filed late.

CHANGE-IN-CONTROL ARRANGEMENTS

Each of the Named Officers has a severance agreement with the Company designed to retain the executive and provide for continuity of management in the event of an actual or threatened change of control in the Company (as defined in the agreements). The agreements provide that in the event of a change of control, each key employee would have specific rights and receive certain benefits if, within three years after a change in control, the employee is terminated without cause or the employee terminates voluntarily under “constructive involuntary” circumstances as defined in the agreement. In such circumstance the employee will receive a severance payment equal to three times the employee’s annual average compensation calculated over the five years preceding such termination as well as continued health, disability and life insurance for three years after termination. The awards issued under the stock compensation plans, the supplementary retirement benefit plan and the deferred compensation plan also provide for immediate vesting or payment in the event of termination under circumstances of a change in control.

By Order of the Board of Directors

Norman C. Linnell Secretary

October 9, 2006

APPENDIX A

DONALDSON COMPANY, INC.
AUDIT COMMITTEE CHARTER

Mission Statement

The Audit Committee will assist the Board of Directors in fulfilling its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors; and will prepare the report that SEC rules require be included in the Company’s annual proxy statement. The Committee also will carry out its duties and responsibilities to retain and terminate the Company’s independent auditors and to conduct an annual performance evaluation of the Audit Committee.

While the Audit Committee has the oversight responsibilities and powers set forth in this charter, the Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. This is the responsibility of management and the Company’s independent auditor.

Organization

The Committee will be organized consistent with the following significant parameters:

Size of the committee:    The Committee will have no less than three members.

Qualifications:    Committee members must be Non-employee Directors who meet the independence and experience requirements of the Securities and Exchange Commission, the New York Stock Exchange and applicable law.

Frequency of Meetings:    The Committee will have no less than four regularly scheduled meetings each fiscal year. In addition, the Committee will meet at other times if deemed necessary to discharge completely its duties and responsibilities as outlined in this charter.

Appointment of Members and Chairperson:    Each Committee member and the Chairperson will be recommended by the Corporate Governance Committee and shall be elected by vote of the Board of Directors to serve a term of one year. Committee members and the Chairperson may serve successive one-year terms without limitation.

Oversight

Internal Controls and Disclosure Controls:

1.	Review the appointment, performance and replacement of the senior internal audit executive.
2.	Review the internal auditor’s reports and findings on internal audit activities and the major issues as to the adequacy of the Company’s internal controls.
3.	Review the Company’s disclosure controls and procedures for its filings with the Securities and Exchange Commission.

Financial Reporting:

1.	Review the Company’s policies with respect to risk assessment and risk management.
2.	Review major issues regarding accounting principles and financial statement presentations, including any significant change in the Company’s selection or application of accounting principles.
3.	Review analyses prepared by management and/or the independent auditor setting forth the Company’s critical accounting policies and estimates, and significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

4.	Review the effect on the financial statements of regulatory and accounting initiatives and off-balance sheet structures.
5.	Review the annual financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditors prior to the filing or release of such financial statements, including confirmation that the Committee (i) discussed with the external auditors the matters requiring discussion by Statement on Auditing Standards No. 61, and (ii) received the written report from the external auditors required by Independence Standards Board Statement No. 1. Based on these reviews and discussions, recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.
6.	Review and approve the process for reviewing and discussing with management and the independent auditors the quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” either through the Committee as a whole or through the Chairperson.

Compliance with Laws, Regulations and Company Policies:
1.	Review the Company’s compliance system (including, but not limited to, a code of ethics for senior financial officers).
2.	Review the Committee’s charter on an annual basis and recommend any proposed changes to the Board of Directors for approval.
3.	Affirmatively determine that the Committee members are independent as required by the “Qualifications” section of this charter.

Relationship with Independent Auditor:
1.	The Committee has the ultimate authority and responsibility to select and evaluate the independent auditor, approve all audit engagement terms and fees to be paid to such firm, and terminate such firm when circumstances warrant, and the independent auditor shall be accountable to and report to the Committee.
2.	Evaluate the independent auditor’s qualifications, performance and independence on an ongoing basis, but no less frequently than once per year.
3.	Review and approve the scope of the external audit to be performed each fiscal year.
4.	Set policies and procedures for, and, as appropriate, approve the engagement of, the independent auditor for any non-audit service (to the extent such service is not prohibited) and the fee for such service, and consider whether the independent auditor’s performance of any non-audit services is compatible with its independence.
5.	Review with the independent auditor any audit problems or difficulties the independent auditor may have encountered in the course of the audit work and any management letter provided by the independent auditor, and management’s response (including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management).
6.	At least annually, obtain and review a report by the independent auditor describing:
•	the independent auditor’s internal quality-control procedures;
•	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (to assess the auditor’s independence)
•	all relationships between the independent auditor and the Company.

Other Responsibilities:
1.	Set clear hiring policies for employees or former employees of the independent auditor.
2.	Review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.
3.	Meet separately, periodically, with management, with internal auditors and with the independent auditor in executive sessions.
4.	Discuss generally with management earnings press releases and financial information and earnings guidance provided through public disclosures under the New York Stock Exchange requirements and applicable law.
5.	Prepare the Committee report for inclusion in the Company’s annual proxy statement.
6.	Conduct an annual performance evaluation of the Committee.
7.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors. In this regard, the Committee will have authority to:
•	conduct or authorize investigations into any matters within its scope of responsibilities;
•	engage outside auditors for special audits, reviews and other procedures;
•	retain special counsel and other experts and consultants to advise the Committee and meet with any representative of the Company; and
•	approve the fees and other retention terms for such parties.
8.	Report regularly to the full Board of Directors regarding the significant items of discussion at each Committee meeting.

Donaldson Company, Inc. Annual Meeting of Stockholders
Friday, November 17, 2006, at 1:00 p.m.
Held at the Corporate Offices of
Donaldson Company, Inc.
1400 West 94th Street
Minneapolis, Minnesota

DONALDSON COMPANY, INC.

ANNUAL MEETING OF STOCKHOLDERS

November 17, 2006

1:00 p.m., Central Time

Donaldson Company, Inc.

1400 West 94th Street

Minneapolis, Minnesota

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Donaldson Company, Inc.	Proxy

The undersigned appoints WILLIAM M. COOK, NORMAN C. LINNELL and AMY C. BECKER, and each of them, as Proxies, each with the power to appoint a substitute, to represent and vote, as designated on the reverse side, all shares of the undersigned at the 2006 Annual Meeting of Stockholders of Donaldson Company, Inc. at Donaldson Company, Inc., 1400 West 94th Street, Minneapolis, Minnesota, at 1:00 p.m., Central Time, on Friday, November 17, 2006, and at any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, DONALDSON COMPANY, INC.

Address Changes/Comments: ___________________________________________________________________ ___________________________________________________________________________________________
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be signed and dated on other side)

P.O. BOX 1299 MINNEAPOLIS, MN 55440-1299

PLEASE VOTE PROMPTLY

If you vote by Phone or Internet, please do not mail your Proxy Card

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information   up until   11:59 P.M.  (Central time)   on November 16, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Donaldson Company, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access   shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (Central time) on November 16, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Donaldson Company, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DONCO1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

DONALDSON COMPANY, INC.

The Board of Directors recommends votes FOR:
Vote on Directors			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.
1.	Election of directors:	01 Jack W. Eugster 02 John F. Grundhofer 03 Paul David Miller	☐	☐	☐

Vote on Proposal		For	Against	Abstain

2.	Ratify appointment of PricewaterhouseCoopers LLP as Donaldson Company, Inc’s independent registered accounting firm.	☐	☐	☐

PLEASE DATE AND SIGN BELOW exactly as name appears, indicating, if appropriate, official position or representative capacity. If stock is held in joint tenancy, each joint owner should sign.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date